UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 13, 2010

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

During the fourth quarter of 2010, Danaher Corporation (the “Company”) changed the composition of its reportable segments to reflect changes in its internal organization resulting from the rate of growth within certain of the Company’s businesses and the contribution of the Company’s Tools and Components business to the Apex Tool Group, LLC joint venture. Beginning with the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, the Company will report results in five separate business segments comprised of the Test & Measurement; Environmental; Life Sciences & Diagnostics; Dental; and Industrial Technologies segments. In addition, the historical results of the Tool related business and the Company’s equity in earnings of the Apex joint venture will be shown separately in the Company’s segment disclosures. The Company previously reported its operations under four segments: Professional Instrumentation; Medical Technologies; Industrial Technologies; and Tools & Components.

This Form 8-K provides information on this change in segment reporting and a summary of the Company’s results had the new reporting structure been in place in 2008, 2009 and the first nine-months of 2010. The change in segment reporting will be reflected retrospectively, but in no way revises or restates the previously filed Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company for any period as reported under generally accepted accounting principles in the United States. Exhibit 99.1 provides detailed segment sales and operating profit data for the year ended December 31, 2008, the four quarters and full year ended December 31, 2009 and the three completed quarters and year-to-date 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

99.1	Segment Financial Summary Information — Fiscal Year Ended December 31, 2008, Quarterly and Fiscal Year ended December 31, 2009 and Quarterly and Year-to-Date 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L.Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: December 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Segment Financial Summary Information — Fiscal Year Ended December 31, 2008, Quarterly and Fiscal Year ended December 31, 2009 and Quarterly and Year-to-Date 2010.